Exhibit 99.1

Avalara Announces First Quarter 2022 Financial Results

First Quarter Total Revenue of $204.5 Million

Total Revenue Growth of 33% From First Quarter 2021

SEATTLE – May 5, 2022 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its first quarter ended March 31, 2022.

“We started 2022 with another strong quarter, exceeding our guidance and achieving topline revenue growth of 33% year-over-year,” said Scott McFarlane, Avalara co-founder and chief executive officer. “Mounting complexity in today’s digital-first world is pushing global demand for compliance automation. We continue to execute our strategy to build the global cloud compliance platform to achieve our vision of being part of every transaction in the world.”

First Quarter 2022 Financial Results

•

Revenue: Total revenue was $204.5 million in the first quarter of 2022, up 33% from $153.6 million in the first quarter of 2021. Subscription and returns revenue was $186.9 million, up 34% from $139.3 million in the same period last year. Professional services revenue was $17.7 million, up 24% from $14.3 million in the same period last year.

•

Gross Profit: GAAP gross profit was $144.4 million in the first quarter of 2022, representing a 71% gross margin, compared to a GAAP gross profit of $109.1 million and a 71% gross margin in the first quarter of 2021. Non-GAAP gross profit was $150.8 million, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross profit of $113.2 million and a 74% non-GAAP gross margin in the first quarter of 2021.

•

Operating Loss: GAAP operating loss was $35.1 million in the first quarter of 2022, compared to a GAAP operating loss of $25.5 million in the first quarter of 2021. Non-GAAP operating income was $4.7 million in the first quarter of 2022, compared to non-GAAP operating loss of $2.2 million in the first quarter of 2021.

•

Net Loss: GAAP net loss was $32.6 million in the first quarter of 2022, compared to a GAAP net loss of $30.1 million in the first quarter of 2021. Non-GAAP net income was $7.2 million in the first quarter of 2022, compared to non-GAAP net loss of $6.8 million in the first quarter of 2021.

•

Net Loss per Share: GAAP basic and diluted net loss per share was $0.37 based on 87.5 million weighted-average shares outstanding in the first quarter of 2022, compared to a GAAP basic and diluted net loss per share of $0.35 based on 85.4 million weighted-average shares outstanding in the first quarter of 2021. Non-GAAP diluted net income per share was $0.08 based on 88.9 million diluted weighted-average shares outstanding in the first quarter of 2022, compared to a non-GAAP diluted net loss per share of $0.08 based on 85.4 million weighted-average shares outstanding in the first quarter of 2021.

•

Deferred Revenue: Total deferred revenue was $303.6 million at March 31, 2022, up from $283.0 million at December 31, 2021. The current portion of deferred revenue was $302.5 million at March 31, 2022, up from $280.8 million at December 31, 2021.

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Cash: Net cash used in operating activities was $23.1 million in the first quarter of 2022, compared to $28.2 million in the first quarter of 2021. Free cash flow was negative $31.1 million in the first quarter of 2022, compared to negative $31.9 million in the first quarter of 2021. Cash and cash equivalents totaled $1.5 billion at March 31, 2022, compared to $1.5 billion at December 31, 2021.

•	Calculated Billings: Calculated billings were $219.2 million in the first quarter of 2022, compared to calculated billings of $171.8 million in the first quarter of 2021.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

First Quarter 2022 and Recent Operating Highlights

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Key Metrics: We ended the first quarter of 2022 with approximately 19,160 core customers, up from approximately 18,270 core customers at the end of the previous quarter and approximately 15,730 in the first quarter of 2021, representing a 22% increase year-over-year. Our net revenue retention rate was 115% in the first quarter of 2022 and has averaged 116% over the last four quarters.

First Quarter 2022 and Recent Product Highlights

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We announced the release of 20 newly certified integrations with accounting, ERP, ecommerce, point-of-sale, mobile commerce, and CRM software applications. Avalara has been a partner-centric company since its founding in 2004, with a concerted focus on integrating with technology solutions already in use by existing and future customers. Avalara certified integration partners have met criteria developed by Avalara for performance and reliability. Certified integrations are built to ensure customers enjoy a fast, reliable, and easy process for embedding Avalara’s automated tax management into existing systems. Additionally, these integrations enable customers of Avalara partner solutions to benefit from Avalara’s real-time calculation of applicable taxes for billing line items. Avalara software reduces the tedium and complexity of determining taxes for millions of products and services across the U.S., Canada, Europe, and other international jurisdictions, giving customers more time to focus on driving their own business success.

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We announced a new low-code studio to help developers easily build integrations between Avalara’s compliance platform and business applications, and two new APIs for sales tax returns and e-invoicing. Embedding compliance functions using APIs allows Avalara partners to serve their customers more holistically within the software they already use. Avalara is expanding opportunities for partners to build compliance integrations and experiences. To offer flexibility and control to developers, Avalara is pursuing a headless compliance approach that decouples the front-end presentation layer of a compliance experience from the back-end compliance functionality. With new and future APIs for compliance, software developers can more quickly and easily build complete compliance workflows into business applications.

Financial Outlook

For the second quarter of 2022, the Company currently expects:

•	Total revenue between $208.0 and $210.0 million.
•	Non-GAAP operating loss between $6.0 and $8.0 million.

For the full year 2022, the Company currently expects:

•	Total revenue between $867.0 and $871.0 million.
•	Non-GAAP operating loss between $6.0 and $8.0 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, May 5, 2022, to discuss its financial results and business highlights. The conference call can be accessed by dialing (888) 660-6196 from the United

States or (929) 203-1824 internationally with Conference ID 5816067. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Thursday, May 12, 2022, and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (800) 770-2030 from the United States or (647) 362-9199 internationally with Conference ID 5816067.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the second quarter and full year 2022, and expected growth opportunities. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our amended Annual Report on Form 10-K/A for the year ended December 31, 2021, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic net income (loss) per share, non-GAAP diluted net income (loss) per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense, respectively, before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

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We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

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We calculate non-GAAP operating income (loss) as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net income (loss) as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•	We calculate non-GAAP basic net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding.
•

We calculate non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes weighted average shares outstanding plus the dilutive effect, if any, of outstanding common stock equivalents.

•	We define free cash flow as net cash provided by operating activities less cash used for the purchases of property and equipment and capitalized software development costs.
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We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period, excluding the acquisition date impact of deferred revenue and contract liabilities assumed in a business combination. Because we generally recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as when comparing our financial results to those of other companies.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe our core customer count is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the previous 12 months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers that subscribe to our solutions through our international subsidiaries and certain legacy and acquired billing systems that have not yet been integrated into our primary U.S. billing systems (e.g., recent acquisitions and our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes that do not meet the revenue threshold to be considered a core customer. Many of these customers are in the emerging and small business segment of the marketplace, which represents strategic value and a growth opportunity for us. Customers who do not meet the revenue threshold to be considered a core customer provide us with market share and awareness, and we anticipate that some may grow into core customers. In addition, we have numerous enterprise-level customers that only utilize our services for small segments of their business, providing opportunities over time for us to extend our relationship and make them core customers.

In addition to customers with whom we have a direct relationship, some of our customers are business application publishers (including ecommerce platforms) that include automated tax determination powered by Avalara. While those platform providers may be core customers to Avalara, their end-user customers generally are not.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total subscription and returns revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total subscription and returns revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy and acquired billing systems that have not been integrated into our primary U.S. billing systems.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2022	2021 (1)
Revenue:
Subscription and returns	$186,866	$139,318
Professional services	17,664	14,283
Total revenue	204,530	153,601
Cost of revenue:
Subscription and returns	50,077	38,033
Professional services	10,049	6,463
Total cost of revenue (2)	60,126	44,496
Gross profit	144,404	109,105
Operating expenses:
Research and development (2)	50,852	39,274
Sales and marketing (2)	86,447	64,093
General and administrative (2)	42,194	31,199
Total operating expenses	179,493	134,566
Operating loss	(35,089)	(25,461)
Other income (expense):
Fair value changes in earnout liabilities	4,001	(1,350)
Interest income	186	24
Interest expense	(1,496)	—
Other income (expense), net	126	(924)
Total other income (expense), net	2,817	(2,250)
Loss before income taxes	(32,272)	(27,711)
Provision for income taxes	(285)	(2,357)
Net loss	$(32,557)	$(30,068)

Net loss per share attributable to common shareholders, basic and diluted	$(0.37)	$(0.35)
Weighted average shares of common stock outstanding, basic and diluted	87,463	85,436

	For the Three Months Ended March 31,
(2) The stock-based compensation expense included above was as follows:	2022	2021 (1)
Cost of revenue	$3,759	$2,032
Research and development	9,463	5,404
Sales and marketing	6,711	4,055
General and administrative	12,717	7,366
Total stock-based compensation	$32,650	$18,857

The amortization of acquired intangibles included above was as follows:
Cost of revenue	$2,645	$2,020
Research and development	—	—
Sales and marketing	3,606	1,540
General and administrative	854	861
Total amortization of acquired intangibles	$7,105	$4,421

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s 2021 Form 10-K/A.

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2022	2021 (1)
Assets
Current assets:
Cash and cash equivalents	$1,481,853	$1,514,064
Restricted cash	37,700	37,700
Trade accounts receivable—net of allowance for doubtful accounts	113,469	114,248
Deferred commissions	17,296	16,364
Prepaid expenses and other current assets	39,314	29,267
Total current assets before customer fund assets	1,689,632	1,711,643
Funds held from customers	64,359	62,509
Receivable from customers—net of allowance for doubtful accounts	1,579	1,472
Total current assets	1,755,570	1,775,624
Noncurrent assets:
Deferred commissions	53,471	52,155
Operating lease right-of-use assets—net	43,225	44,385
Property and equipment—net	49,368	46,464
Intangible assets—net	89,775	96,818
Goodwill	671,431	672,381
Other noncurrent assets	10,827	10,704
Total assets	$2,673,667	$2,698,531

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$18,211	$16,683
Accrued expenses	69,102	109,792
Deferred revenue	302,496	280,816
Accrued purchase price related to acquisitions	52,683	51,476
Accrued earnout liabilities	37,390	33,151
Operating lease liabilities	11,847	11,453
Total current liabilities before customer fund obligations	491,729	503,371
Customer fund obligations	66,368	64,302
Total current liabilities	558,097	567,673
Noncurrent liabilities:
Convertible senior notes—net	962,144	961,259
Deferred revenue	1,114	2,139
Accrued purchase price related to acquisitions	6,715	7,988
Accrued earnout liabilities	59,706	81,485
Operating lease liabilities	43,549	45,614
Deferred tax liability	5,383	5,158
Other noncurrent liabilities	751	761
Total liabilities	1,637,459	1,672,077
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	1,776,400	1,732,742
Accumulated other comprehensive loss	(4,775)	(3,428)
Accumulated deficit	(735,426)	(702,869)
Total shareholders’ equity	1,036,208	1,026,454
Total liabilities and shareholders' equity	$2,673,667	$2,698,531
(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s 2021 Form 10-K/A.

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31,
	2022	2021 (1)
Cash flows from operating activities:
Net loss	$(32,557)	$(30,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	32,650	18,857
Depreciation and amortization	11,132	7,071
Amortization of debt issuance costs	885	—
Impairment of capitalized cloud computing costs	—	345
Deferred income tax expense	225	2,028
Non-cash operating lease costs	2,523	2,175
Fair value changes in earnout liabilities	(4,001)	1,350
Non-cash bad debt expense	521	582
Other	(16)	(389)
Changes in operating assets and liabilities:
Trade accounts receivable	326	(14,695)
Prepaid expenses and other current assets	(9,946)	(9,186)
Deferred commissions	(2,248)	(2,360)
Other noncurrent assets	(123)	541
Trade payables	2,338	(1,895)
Accrued expenses	(42,371)	(15,634)
Deferred revenue	20,655	15,841
Operating lease liabilities	(3,059)	(2,810)
Net cash used in operating activities	(23,066)	(28,247)
Cash flows from investing activities:
Purchase of property and equipment	(2,148)	(1,366)
Capitalized software development costs	(5,905)	(2,311)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	—	(2,167)
Net cash used in investing activities	(8,053)	(5,844)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,281	5,529
Proceeds from purchases of stock under employee stock purchase plan	8,006	7,088
Acquisition-related post-closing payments	—	(1,971)
Payments related to business combination earnouts	(10,770)	—
Payments related to asset acquisition earnouts	(593)	(690)
Payments on financed asset purchases	(61)	—
Net increase in customer fund obligations	2,066	3,598
Net cash provided by financing activities	929	13,554
Foreign currency effect	(160)	6
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(30,350)	(20,531)
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	1,613,903	761,844
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$1,583,553	$741,313
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$1,481,853	$638,794
Restricted cash	37,700	68,886
Restricted cash equivalents—funds held from customers	64,000	33,633
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,583,553	$741,313

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s Form 2021 10-K/A.

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended March 31,
	2022	2021
Non-GAAP cost of revenue	$53,722	$40,444
Non-GAAP gross profit	$150,808	$113,157
Non-GAAP gross margin	74%	74%
Non-GAAP research and development expense	$41,389	$33,870
Non-GAAP sales and marketing expense	$76,130	$58,498
Non-GAAP general and administrative expense	$28,623	$22,972
Non-GAAP operating income (loss)	$4,666	$(2,183)
Non-GAAP net income (loss)	$7,198	$(6,790)
Non-GAAP basic net income (loss) per share	$0.08	$(0.08)
Non-GAAP diluted net income (loss) per share	$0.08	$(0.08)
Free cash flow	$(31,119)	$(31,924)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended March 31,
	2022	2021 (1)
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$60,126	$44,496
Stock-based compensation expense	(3,759)	(2,032)
Amortization of acquired intangibles	(2,645)	(2,020)
Non-GAAP Cost of Revenue	$53,722	$40,444

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$144,404	$109,105
Stock-based compensation expense	3,759	2,032
Amortization of acquired intangibles	2,645	2,020
Non-GAAP Gross Profit	$150,808	$113,157

Reconciliation of Non-GAAP Gross Margin:
Gross margin	71%	71%
Stock-based compensation expense as a percentage of revenue	2%	1%
Amortization of acquired intangibles as a percentage of revenue	1%	1%
Non-GAAP Gross Margin	74%	74%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$50,852	$39,274
Stock-based compensation expense	(9,463)	(5,404)
Amortization of acquired intangibles	—	—
Non-GAAP Research and Development Expense	$41,389	$33,870

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$86,447	$64,093
Stock-based compensation expense	(6,711)	(4,055)
Amortization of acquired intangibles	(3,606)	(1,540)
Non-GAAP Sales and Marketing Expense	$76,130	$58,498

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$42,194	$31,199
Stock-based compensation expense	(12,717)	(7,366)
Amortization of acquired intangibles	(854)	(861)
Non-GAAP General and Administrative Expense	$28,623	$22,972

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s 2021 Form 10-K/A.

	For the Three Months Ended March 31,
	2022	2021 (1)
Reconciliation of Non-GAAP Operating Income (Loss):
Operating loss	$(35,089)	$(25,461)
Stock-based compensation expense	32,650	18,857
Amortization of acquired intangibles	7,105	4,421
Non-GAAP Operating Income (Loss)	$4,666	$(2,183)

Reconciliation of Non-GAAP Net Income (Loss):
Net loss	$(32,557)	$(30,068)
Stock-based compensation expense	32,650	18,857
Amortization of acquired intangibles	7,105	4,421
Non-GAAP Net Income (Loss)	$7,198	$(6,790)

Reconciliation of Non-GAAP Basic Net Income (Loss) Per Share:
Net loss per share	$(0.37)	$(0.35)
Stock-based compensation expense per share	0.37	0.22
Amortization of acquired intangibles per share	0.08	0.05
Non-GAAP Basic Net Income (Loss) Per Share	$0.08	$(0.08)

Reconciliation of Non-GAAP Diluted Net Income (Loss) Per Share:
Net loss per diluted share	$(0.37)	$(0.35)
Stock-based compensation expense per share	0.37	0.22
Amortization of acquired intangibles per share	0.08	0.05
Non-GAAP Diluted Net Income (Loss) Per Share (2)	$0.08	$(0.08)
Shares used in computing non-GAAP diluted net income (loss) per share	88,944	85,436

(2) Non-GAAP diluted net income per share for the three months ended March 31, 2022, was calculated using the diluted share count which includes approximately 1.5 million dilutive shares related to employee stock options. For the three months ended March 31, 2021, all common stock equivalents have been excluded from the diluted share count as their effect is antidilutive.

Free Cash Flow:
Net cash used in operating activities	$(23,066)	$(28,247)
Less: Purchases of property and equipment	(2,148)	(1,366)
Less: Capitalized software development costs	(5,905)	(2,311)
Free Cash Flow	$(31,119)	$(31,924)

(1) Prior year amounts have been adjusted to reflect the correction of an immaterial error related to stock-based compensation expense, which are further described in the Company’s 2021 Form 10-K/A.

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021 (1)	Sep 30, 2021 (1)	Jun 30, 2021 (1)	Mar 31, 2021	Dec 31, 2020 (1)	Sep 30, 2020	Jun 30, 2020
Total revenue	$204,530	$195,142	$181,167	$169,067	$153,601	$144,760	$127,879	$116,487
Add:
Deferred revenue (end of period)	303,610	282,955	257,883	239,395	225,531	209,690	180,640	167,719
Contract liabilities (end of period)	897	6,918	8,597	11,406	12,466	10,134	7,673	6,195
Less:
Deferred revenue (beginning of period)	(282,955)	(257,883)	(239,395)	(225,531)	(209,690)	(180,640)	(167,719)	(165,369)
Contract liabilities (beginning of period)	(6,918)	(8,597)	(11,406)	(12,466)	(10,134)	(7,673)	(6,195)	(6,330)
Deferred revenue and contract liabilities assumed in business combinations	—	(747)	(430)	(886)	—	(9,194)	—	—
Calculated billings	$219,164	$217,788	$196,416	$180,985	$171,774	$167,077	$142,278	$118,702

(1) These quarters include reconciling adjustments to exclude the acquisition-date fair value of deferred revenue assumed in business combinations.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Number of core customers (as of end of period)	19,160	18,270	17,400	16,570	15,730	15,020	14,300	13,640
Net revenue retention rate	115%	116%	116%	116%	113%	115%	116%	114%

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551